Exhibit 99.4
CONSENT OF MATTHEW KABAKER
     Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, I, Matthew Kabaker , hereby consent to be named as a prospective director of UICI in the Registration Statement on Form S-4 of UICI, dated January 20, 2006, and any subsequent amendments thereto.
/s/ Matthew Kabaker
Matthew Kabaker
Dated: January 18, 2006